FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

 Date of Report (Date of earliest event reported) October 11, 2011

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-29373	33-0836954
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

 32963 Calle Perfecto
San Juan Capistrano, California 92675
(Address of principal executive offices and Zip Code)

(949) 234-1999
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "Company" refer to Seychelle Environmental Technologies, Inc., a Nevada corporation and our wholly-owned subsidiary, Seychelle Water Technologies, Inc., also a Nevada corporation.

Item 7.01 Regulation FD Disclosure

On October 11, 2011, the Company announced new sales programs in Japan and the U.S. , focusing on the Company’s new radiological filters for portable water filtration, which remove 100% of major nuclear contaminants from drinking water.

The Company also announced that it has acquired new distributors to cover Vietnam, Slovenia, Taiwan and the Czech Republic.  Finally, the Company has announced that Seychelle bottles, straws and filters are now being sold in all US Wal-Mart stores and Costco on-line through Company distribution partners.

In accordance with General Instruction B.2. of Form 8-K, the information set forth in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or in the Exchange Act except as may be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description

99.1	News release dated October 11, 2011 announcing new sales programs, additional distributors and related information concerning certain anticipated operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.
Date: October 11, 2011	By:	/s/ Carl Palmer
Carl Palmer
Chief Executive Officer